UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8‑K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 6, 2006
(Date of Earliest Event Reported)

______________

INTUITIVE SURGICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

______________

Delaware	Commission File:	77-0416458
(State or Other Jurisdiction	000-30713	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)

950 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices)

(408) 523-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement – Intuitive Surgical 2006 Company Bonus Program

     Intuitive Surgical, Inc. (the “Company”) maintains a bonus program administered annually by the Compensation Committee of the Board of Directors.  The Compensation Committee historically sets a one year performance period commencing January 1 and ending December 31 and establishes in advance a list of specific financial and operating goals.   On February 6, 2006, the Compensation Committee approved the Company’s 2006 bonus program and underlying corporate goals for 2006.  The purpose of the program is to reward employees for successful achievement of certain corporate goals and to provide a clear focus on the “vital few” things essential to the success of the Company and the growth of stockholder value.

     All non-commissioned employees who are employed as of December 31, 2006, including all of the Company’s executive officers, are eligible to participate in the annual bonus program.  Eligible employees must remain employed by the Company at the time awards are paid out under the program in order to receive their awards, if any.   The potential bonus for employees under the program is tiered based upon level.  The Compensation Committee may modify, amend, revoke or suspend the annual bonus program at any time in its sole discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Dated: February 10, 2006	By:	/s/ Lonnie M. Smith
Name: Lonnie M. Smith
Title: President and Chief Executive Officer